Exhibit 99.1

WEYERHAEUSER NEWS RELEASE

For more information contact:

Analysts – Kathryn McAuley, 253-924-2058

Financial Media – Dan Katcher / Sharon Stern, 212-355-4449

Regional Media – Anthony Chavez, 253-924-7148

WEYERHAEUSER TO PURCHASE APPROXIMATELY 645,000 ACRES OF UNIQUE, HIGH-VALUE TIMBERLANDS IN WASHINGTON AND OREGON

•	Unique, high-value timberlands predominantly west of the Cascade mountain range

•	Expected to be immediately accretive to funds available for distribution per share

•	Weyerhaeuser board intends to increase quarterly dividend from $0.20 per share to $0.22 per share with August declaration, payable in September, in conjunction with the acquisition

FEDERAL WAY, Wash., June 16, 2013 – Weyerhaeuser Company (NYSE: WY) today announced it has a signed definitive stock purchase agreement to acquire Longview Timber LLC from affiliates of Brookfield Asset Management Inc. for $2.65 billion, which includes the assumption of debt. The transaction is subject to the satisfaction of customary closing conditions and is expected to close in July 2013.

The company is acquiring approximately 645,000 acres of unique, high-quality timberlands in Washington and Oregon that are highly complementary and contiguous with the company’s existing acreage. This transaction will expand Weyerhaeuser’s timber holdings in the Pacific Northwest by 33 percent to approximately 2.6 million acres and increase the total amount of U.S. timberlands it owns or controls to approximately 6.6 million acres. The company expects to reach annual synergies of approximately $20 million within two years of closing.

Upon closing, Weyerhaeuser expects the acquisition to be immediately accretive to the company’s funds available for distribution per share. In conjunction with and subject to the completion of the acquisition, the company intends to increase its quarterly dividend from $0.20 per share to $0.22 per share beginning with the third quarter dividend, payable in September 2013. Weyerhaeuser expects that the cash flows and synergies from the acquisition will enhance its ability to further increase its dividend in the future.

“We believe our company is uniquely positioned to maximize the value of these timberlands,” said Dan Fulton, Weyerhaeuser president and chief executive officer. “The acquired timberlands are highly complementary to our existing acreage in Washington and Oregon, where we have more than 100 years of experience managing Douglas fir. By increasing our high-value timber holdings west of the Cascade mountain range, we will leverage our infrastructure as well as our expertise in silviculture, logistics and marketing, giving us a distinct competitive advantage both domestically and with export markets.

“Importantly, this transaction delivers immediate value to our shareholders, and enhances Weyerhaeuser’s ability to increase the quarterly dividend,” Fulton continued. “We recognize that these timberlands have been well managed by a seasoned and experienced team and we look forward to welcoming those highly talented employees to Weyerhaeuser.”

Financing

In conjunction with this transaction, Weyerhaeuser intends to raise approximately $2.45 billion in a combination of debt and equity. The company has a committed senior unsecured bridge facility from Morgan Stanley.

Conference Call

Weyerhaeuser will hold a live conference call at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) on Monday, June 17, 2013 to discuss the announcement. To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on June 17. To join the conference call from within North America, dial (866) 610-1072 (access code – 95945025) at least 15 minutes prior to the call. Those calling from outside North America should dial (973) 935-2840 (access code – 95945025). Replays will be available for one week at (800) 585-8367 (access code – 95945025) from within North America and at (404) 537-3406 (access code – 95945025) from outside North America.

About Weyerhaeuser

Weyerhaeuser Company, one of the world’s largest private owners of timberlands, began operations in 1900. We own or control more than 6 million acres of timberlands, primarily in the U.S., and manage another 14 million acres under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood and cellulose fibers products, and we develop real estate, primarily as a builder of single-family homes. Our company is a real estate investment trust. In 2012, we generated $7.1 billion in sales and employed approximately 13,200 people who serve customers worldwide. We are listed on the Dow Jones World Sustainability Index. Our stock trades on the New York Stock Exchange under the symbol WY.

About Longview Timber

Longview Timber LLC (“Longview Timber”) owns and manages approximately 645,000 acres of prime, freehold timberlands in Washington and Oregon. This represents one of the most significant freehold timberland portfolios in the region. Longview Timber maintains an ongoing intensive reforestation program, with substantially more trees planted per acre annually than required by state law. Longview Timber continues to be recognized as an industry leader in advanced forest management practices.

FORWARD-LOOKING STATEMENTS

This press release contains statements concerning the company’s, Longview’s and the combined company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, with respect to future prospects, developments, business strategies, closing of the acquisition, financing the acquisition, benefits and impacts of the acquisition (including cost savings, operational and other synergies and impacts on revenues, earnings, cash flow and funds from operations and funds available for distribution), dividend increases and harvests and export markets. The words “anticipate,” “believe,” “could,” “will,” “plan,” “expect” and “would” and similar terms and phrases, including references to assumptions, have been used in this press release to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events of us, Longview and the combined company and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Many factors could cause the actual results to differ materially from those projected including, without limitation, the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar, market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions, performance of our manufacturing operations, including maintenance requirements, the level of competition from domestic and foreign producers, the successful execution of our internal performance plans, including restructurings and cost reduction initiatives, raw material prices, energy prices, the effect of weather, the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters, transportation costs, federal tax policies, the effect of forestry, land use, environmental and other governmental regulations, legal proceedings, performance of pension fund investments and related derivatives, the effect of timing of retirements and changes in market price of our common stock on charges for share-based compensation, changes in accounting principles and the other risk factors described under “Risk Factors” in our annual report on Form 10-K filed with the SEC on February 19, 2013 and the matters described in our quarterly report on Form 10-Q for the quarter ended March 31, 2013 and filed with the SEC. These forward-looking statements are based on various assumptions and may not be accurate because of risks and uncertainties surrounding these assumptions. Factors listed above, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. The company will not update these forward-looking statements after the date of this press release. Nothing on our website is included or incorporated by reference herein.